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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Bank Holdings
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	90-0071778 (I.R.S. Employer Identification No.)
9990 Double R Boulevard, Reno, Nevada (Address of Principal Executive Offices)	89521 (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates:                        (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of each Exchange on Which Each Class is to be Registered
NONE

        Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK
(Title of Class)

WARRANTS
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        See information under the heading "Description of Capital Stock and Warrants" pages 69 through 71 of the Registrant's Registration Statement No. 333-111268 on Form SB-2 filed with the Commission on February 10, 2004, which information is incorporated here by reference.

Item 2. Exhibits.

Exhibit 1	Specimen Copy of Common Stock Certificate
See Exhibit 4.1 to the Registrant's Registration Statement No. 333-111268 on Form SB-2 filed with the Commission on February 10, 2004, which exhibit is incorporated by reference.
Exhibit 2	Form of Warrant Certificate
See Exhibit 4.2 to the Registrant's Registration Statement No. 333-111268 on Form SB-2 filed with the Commission on February 10, 2004, which exhibit is incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE BANK HOLDINGS
March 18, 2004	By:	/s/ HAL GIOMI Hal Giomi Chairman & Chief Executive Officer

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SIGNATURES